3DIcon Implements Management Succession Plan

Martin Keating Steps Down as CEO and Chairman; Remains on Board

TULSA, Okla., May 12, 2011 (GLOBE NEWSWIRE) -- 3DIcon Corporation (OTCBB:TDCP), a developer of volumetric, three-dimensional projection and display technologies, today announced that it has accepted the resignation of Founder, Chairman, and CEO, Martin Keating. Effective upon the appointment of a new CEO, Mr. Keating will retire from active management of the company and resign his positions as Chairman and CEO. Mr. Keating will remain a Board Member of 3DIcon and will continue to contribute his vision, expertise, and support to the company.

Two current board members, Victor Keen and John O'Connor, will serve as Co-Chairmen of the Board. The board has identified and is completing negotiations with a new CEO.

Mr. Keating, who is now approaching his 70th birthday, has been seeking to step down from his active management role. As a Board Member he will continue his involvement with 3DIcon, while he makes more time for family and personal matters. Mr. Keating will focus on writing a second novel. His first was the highly regarded and insightful, The Final Jihad.

"I've been looking to transition into retirement for some time now and I'm confident that the board has found a person of very high caliber as our new CEO. I know I will be turning over leadership of 3DIcon into very capable hands," stated 3DIcon Founder Martin Keating. "The new CEO, along with the growing management and technology talent we've recruited, position 3DIcon to emerge as the global leader in 3D volumetric imaging."

In a joint statement, new Board Co-Chairs, Victor Keen and John O'Connor added, "On behalf of the board, all of our staff, and shareholders, we extend our thanks to Martin for having created a company that is a pioneer in 3D imaging. He exits the company after having brought it to a fortified position with technology and management that will lead it to milestones in commercialization. We look forward to his continued contributions as a fellow board member."

About 3DIcon Corporation

3DIcon Corporation is a developer of groundbreaking 3D projection and display technologies that are designed to produce full color, high-resolution, 360-degree volumetric images, a development many consider to be the next step in 3D display technology. CSpace creates both dense and translucent images for use in mission critical functions including healthcare, security and defense. CSpace enables viewing inside organs, cargo containers, and baggage, as well as large scale terrain such as oceans and mountains, all of which are beyond the capabilities of other current display methodologies. The company also offers a software product, Pixel Precision®, which targets the R&D market for developers using Texas Instruments' DLP® line of products. For visualization of CSpace images please visit www.3dicon.net.

The 3DIcon Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7750

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

With the exception of historical information, the matters discussed in this news release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of 3DIcon could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations, inability to hire and retain qualified personnel, and changes in the general economic climate. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by 3DIcon, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

CONTACT:	3DIcon Corporation
Judy Keating
918-494-0509